Exhibit 99.1

Heritage Commerce Corp to Present at Keefe, Bruyette & Woods 12th Anuual Community Bank Conference

San Jose, California – August 1, 2011 – Heritage Commerce Corp (Nasdaq:HTBK), today announced that it will present at Keefe, Bruyette & Woods 12th Annual Community Bank Investor Conference at The Waldorf=Astoria in New York, New York.  Walter T. Kaczmarek, President and Chief Executive Officer, is scheduled to present on Tuesday, August 2, 2011 at 6:00 a.m. PDT.  The presentation will be archived for 60 days after the conference, and can be viewed at http://www.kbw.com/news/conferenceCommunity2011.html.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Los Altos, Los Gatos, Morgan Hill, Mountain View, Pleasanton, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender with an additional Loan Production Office in Santa Rosa, California.  For more information, please visit www.heritagecommercecorp.com.

Member FDIC